Exhibit 32.1

CHIEF EXECUTIVE OFFICER

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

I, John P. Surma, Chairman of the Board of Directors and Chief Executive Officer of United States Steel Corporation, certify that:

(1)	The Annual Report on Form 10-K of United States Steel Corporation for the period ending December 31, 2010 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the foregoing report fairly presents, in all material respects, the financial condition and results of operations of United States Steel Corporation.

/s/ John P. Surma
John P. Surma
Chairman of the Board of Directors and Chief Executive Officer

February 22, 2011

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to United States Steel Corporation and will be retained by United States Steel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.